UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2019

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On April 1, 2019, CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”) and its subsidiary, Lehigh Gas Wholesale Services, Inc., a Delaware corporation (together with the Partnership, the “Borrowers”) entered into a Credit Agreement, dated as of April 1, 2019, among the Borrowers, certain domestic subsidiaries of the Borrowers from time to time party thereto, as guarantors (the “Guarantors”), the lenders from time to time party thereto, and Citizens Bank, N.A., as administrative agent, swing line lender and L/C issuer (the “New Credit Agreement”).

The New Credit Agreement replaced the Partnership’s Third Amended and Restated Credit Agreement, dated as of March 4, 2014, among the Borrowers, certain domestic subsidiaries of the Borrowers from time to time party thereto, as guarantors, the lenders party thereto, and Citizens Bank of Pennsylvania, as administrative agent (as amended, the “Existing Credit Agreement”).

The New Credit Agreement is a $750 million senior secured revolving credit facility, maturing in April 2024. The facility can be increased from time to time upon the Partnership’s written request, subject to certain conditions, up to an additional $300 million. The aggregate amount of the outstanding loans and letters of credit under the New Credit Agreement cannot exceed the combined revolving commitments then in effect. Certain of the Partnership’s subsidiaries are guarantors (the “Guarantors”) of all of the obligations under the New Credit Agreement. All obligations under the New Credit Agreement are secured by substantially all of the Partnership’s assets and substantially all of the assets of the Guarantors.

Borrowings under the credit facility will bear interest, at the Partnership’s option, at (1) a rate equal to the London Interbank Offered Rate (“LIBOR”), for interest periods of one, two, three or six months (or, if consented to by all lenders, for such other period that is twelve months or a period shorter than one month), plus a margin ranging from 1.50% to 2.50% per annum depending on the Partnership’s Consolidated Leverage Ratio (as defined in the New Credit Agreement) or (2) (a) a base rate equal to the greatest of, (i) the federal funds rate, plus 0.5% per annum, (ii) LIBOR for one month interest periods, plus 1.00% per annum or (iii) the rate of interest established by Agent, from time to time, as its prime rate, plus (b) a margin ranging from 0.50% to 1.50% per annum depending on the Partnership’s Consolidated Leverage Ratio.  In addition, the Partnership will incur a commitment fee based on the unused portion of the credit facility at a rate ranging from 0.25% to 0.45% per annum depending on the Partnership’s Consolidated Leverage Ratio.  Until the Partnership delivers a compliance certificate for the fiscal quarter ending June 30, 2019, the applicable margin for LIBOR and base rate loans will be 2.25% and 1.25%, respectively, and the commitment fee rate will be 0.40%.

The Partnership also has the right to borrow swingline loans under the New Credit Agreement in an amount up to $35.0 million. Swingline loans will bear interest at the base rate plus the applicable base rate margin.

Standby letters of credit are permissible under the New Credit Agreement up to an aggregate amount of $65.0 million. Standby letters of credit will be subject to a 0.125% fronting fee and other customary administrative charges. Standby letters of credit will accrue a fee at a rate based on the applicable margin of LIBOR loans.

The New Credit Agreement also contains certain financial covenants. The Partnership is required to maintain a Consolidated Leverage Ratio (as defined in the New Credit Agreement) for the most recently completed four fiscal quarters of (i) for the four quarter period ending June 30, 2019, not greater than 5.00 to 1.00 and (ii) for each four quarter period thereafter, 4.75 to 1.00. Such threshold is increased to 5.50 to 1.00 for the quarter during a Specified Acquisition Period (as defined in the New Credit Agreement).  Upon the occurrence of a Qualified Note Offering (as defined in the New Credit Agreement), the Consolidated Leverage Ratio when not in a Specified Acquisition Period is increased to 5.25 to 1.00, while the Specified Acquisition Period threshold remains 5.50 to 1.00.  Upon the occurrence of a Qualified Note Offering (as defined in the New Credit Agreement), the Partnership is also required to maintain a Consolidated Senior Secured Leverage Ratio (as defined in the New Credit Agreement) for the most recently completed four fiscal quarter period of not greater than 3.75 to 1.00.  Such threshold is increased to 4.00 to 1.00 for the quarter during a Specified Acquisition Period.  The Partnership is also required to maintain a Consolidated Interest Coverage Ratio (as defined in the New Credit Agreement) of at least 2.50 to 1.00.

The initial borrowings under the New Credit Agreement were used to repay outstanding borrowings under the Existing Credit Agreement and to pay fees and expenses in connection with the New Credit Agreement.  Future borrowings will be used to provide ongoing working capital for the Partnership and its subsidiaries.

The New Credit Agreement prohibits the Partnership from making cash distributions to its unitholders if any event of default occurs or would result from the distribution. In addition, the New Credit Agreement contains various covenants that may limit, among other things, the Partnership’s ability to:

•	grant liens;
•	incur or assume other indebtedness;
•	materially alter the character of the Partnership’s business in any material respect;
•	enter into certain mergers, liquidations and dissolutions; and
•	make certain investments, acquisitions or dispositions.

If an event of default exists under the New Credit Agreement, the lenders will be able to accelerate the maturity of the New Credit Agreement and exercise other rights and remedies. Events of default include, among others, the following:

•	failure to pay any principal under the New Credit Agreement when due or any interest, fees or other amounts under the New Credit Agreement when due after a grace period;
•	failure of any representation or warranty to be true and correct in any material respect;
•	failure to perform or otherwise comply with the covenants in the New Credit Agreement or in other loan documents without a waiver or amendment;
•	any default in the performance of any obligation or condition beyond the applicable grace period relating to any other indebtedness of more than $35.0 million;
•	a judgment default for monetary judgments exceeding $35.0 million;
•	bankruptcy or insolvency event involving the Partnership or any of its subsidiaries;
•	an Employee Retirement Income Security Act of 1974 (ERISA) violation;
•	a Change of Control (as defined in the New Credit Agreement) without a waiver or amendment; and
•	failure of the lenders for any reason to have a perfected first priority security interest a material portion of the collateral granted by the Partnership or any of its subsidiaries.

The foregoing description of the New Credit Agreement is qualified in its entirety by the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02Termination of a Material Definitive Agreement.

On April 1, 2019, in connection with entering into the New Credit Agreement described above, the Partnership terminated the Existing Credit Agreement, subject to survival of any provisions which by their terms survive the termination, and repaid all amounts outstanding thereunder with the proceeds of loans drawn under the Partnership’s New Credit Agreement.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 and Item 1.02 is hereby incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure.

On April 2, 2019, the Partnership issued a press release announcing its entry into the New Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Credit Agreement, dated as of April 1, 2019, among CrossAmerica Partners LP, as borrower, Lehigh Gas Wholesale Services, Inc., as borrower, certain domestic subsidiaries of CrossAmerica Partners LP and Lehigh Gas Wholesale Services, Inc. from time to time party thereto, as guarantors, the lenders from time to time party thereto, and Citizens Bank, N.A., as administrative agent, swing line lender and L/C issuer.

99.1	Press release dated April 2, 2019, regarding entering into the New Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSAMERICA PARTNERS LP

	By:	CrossAmerica GP LLP
its general partner

Dated: April 2, 2019	By:	/s/ Michael W. Federer
	Name:	Michael W. Federer
	Title:	Senior Director - Legal and Corporate Secretary